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                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Restricted Stock and Nonstatutory Stock Option Awards to Certain Employees of Trammell Crow Company of our report dated February 21, 2000, with respect to the consolidated financial statements and schedule of Trammell Crow Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 29, 2000.

                                                        Ernst & Young LLP

Dallas, Texas
August 9, 2000